SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event): December 15, 2006
Calais Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia	0-29392	88-0379834
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)
4415 Caribou Road — P.O. Box 653 – Caribou, Nederland, CO 80466-0653
(Address of Principal Executive Offices) (Zip Code)
(303) 258-3806
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into Material Definitive Agreements.
On July 27, 2006, Calais Resources, Inc. (the “Corporation”) entered into a letter agreement (the “July 27, 2006 Letter Agreement”) with MFPI Partners, LLC (“MFPI”), an affiliate of Calim Private Equity, LLC of Aspen, Colorado (“Calim”), as reported in the Corporation’s Current Report on Form 8-K, filed on August 2, 2006 (the “August 2, 2006 Filing”). The July 27, 2006 Letter Agreement amended and clarified the terms of a prior agreement between the Corporation and Calim (the “Refinancing Agreement”), as reported in the Corporation’s Current Report on Form 8-K, filed on December 23, 2005 (the “December 23, 2005 Filing”). Pursuant to the Refinancing Agreement, Calim had agreed to acquire mortgage debt of the Corporation in the amount of $4,500,000 which was secured by the Corporation’s Caribou properties near Nederland, Colorado (the “Broadway Note”). The Broadway Note, as to which the Corporation was in default, was acquired by Calim on December 15, 2005 and was due and payable on December 15, 2006.
Pursuant to the July 27, 2006 Letter Agreement and a corresponding amendment of the Broadway Note, executed on July 27, 2006 and effective December 15, 2005, the principal amount outstanding under the Broadway Note was increased from $4,500,000 to $5,222,095.88, reflecting the incorporation into principal of accrued interest and late fees paid by Calim in connection with its acquisition of the Broadway Note. The Refinancing Agreement provided, as reported in the December 23, 2005 Filing, the principal amount outstanding under the Broadway Note is convertible by the holder of such Note on or prior to December 15, 2006 (the “Conversion Deadline”), into five-year convertible bonds of the Corporation at a rate of $1,000 per bond. The July 27, 2006 Letter Agreement clarifies that these bonds (the “Series A Bonds”), may be prepaid in whole or in part at any time at the option of the Corporation, but that the holder of the Series A Bonds shall have the right to convert the Series A Bonds into Units of the Corporation at a conversion price of $0.20 per Unit (as described in the December 23, 2005 Filing) prior to any prepayment by the Corporation. Each Unit shall consist of one share of the Corporation’s common stock, without par value (“Common Stock”) and one two-year share purchase warrant for the purchase of one share of Common Stock at a strike price of $0.30 per share. Additional terms and conditions of the Refinancing Agreement are set forth in the August 2, 2006 Filing.
The Corporation now reports that it has entered into a Letter Agreement, dated December 15, 2006, with MFPI, whereby the Conversion Deadline is extended until March 15, 2007. The Corporation has also entered into an Allonge to the Broadway Note, extending the payment due date on the Broadway Note from December 15, 2006 until March 15, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAIS RESOURCES, INC. (Registrant)
December 20, 2006	By:	/s/ David K. Young

David K. Young, Chief Executive Officer